As filed with the Securities and Exchange Commission on May 12, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOVACEA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0960223
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

400 Oyster Point Boulevard, Suite 200

South San Francisco, California 94080

(Address of Principal Executive Offices including Zip Code)

Novacea, Inc. 2006 Incentive Award Plan

(Full Title of the Plan)

Copy to:

Edward C. Albini Novacea, Inc. 400 Oyster Point Boulevard, Suite 200 South San Francisco, California 94080 (650) 228-1800	Mark V. Roeder, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share:
To be issued under the 2006 Incentive Award Plan (the “2006 Plan”)	1,320,937 Shares (2)	$3.02 (3)	$3,989,229.74	$156.78

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under the Novacea, Inc. 2006 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Novacea, Inc.

(2)	The 2006 Plan authorizes the issuance of a maximum of 25,000,000 shares, of which 1,320,937 shares are being registered hereunder.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) registered hereunder based on the average of the high and low prices for the Registrant’s Common Stock as reported on the Nasdaq Global Market on May 8, 2008.

Proposed sale to take place as soon after the effective date of the Registration Statement as stock options granted under the 2006 Plan are exercised.

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2006, (File No. 333-135506) (the “First Registration Statement”), Novacea, Inc. (the “Company”) registered 2,891,456 shares of its Common Stock issuable under the Novacea, Inc. 2006 Incentive Award Plan. The Company is hereby registering 1,320,937 shares of its Common Stock issuable under the 2006 Plan.

Pursuant to general instruction E of Form S-8, the contents of the First Registration Statement are incorporated by reference herein.

PART I

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II

Item 8.	Exhibits

Exhibit Number	Description

4.1	Novacea, Inc. 2006 Incentive Award Plan, incorporated by reference to Exhibit 10.2 of the Registrant’s registration statement on Form S-1, as amended (File No. 333-131741).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included in the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on May 12, 2008.

NOVACEA, INC.

By:	/s/ Edward C. Albini
Edward C. Albini, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John P. Walker and Edward C. Albini, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ John P. Walker John P. Walker	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 12, 2008

/s/ Edward C. Albini Edward C. Albini	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 12, 2008

/s/ Daniel M. Bradbury Daniel M. Bradbury	Director	May 12, 2008

/s/ James I. Healy, M.D., Ph.D. James I. Healy, M.D., Ph.D.	Director	May 12, 2008

/s/ Judith A. Hemberger Judith A. Hemberger	Director	May 12, 2008

/s/ Michael G. Raab Michael G. Raab	Director	May 12, 2008

/s/ Frederick J. Ruegsegger Frederick J. Ruegsegger	Director	May 12, 2008

/s/ Camille D. Samuels Camille D. Samuels	Director	May 12, 2008

/s/ Lowell E. Sears Lowell E. Sears	Director	May 12, 2008

/s/ Eckard Weber, M.D. Eckard Weber, M.D.	Director	May 12, 2008

Index to Exhibits

Exhibit Number	Description

4.1	Novacea, Inc. 2006 Incentive Award Plan, incorporated by reference to Exhibit 10.2 of the Registrant’s registration statement on Form S-1, as amended (File No. 333-131741).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included in the signature page hereto).